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                                                                    EXHIBIT 99.1
[PUBLICARD LOGO]

FOR IMMEDIATE RELEASE                             CONTACT:      PubliCARD, Inc.
                                                                Antonio DeLise
                                                                212-489-8021

                                                                Ruder Finn, Inc.
                                                                Tom Pratt
                                                                212-715-1636

                PUBLICARD COMPLETES SALE OF GREENWALD INDUSTRIES
                   AND GREENWALD INTELLICARD FOR $22.5 MILLION

         NEW YORK, NY - JUNE 29, 2000 - PubliCARD, Inc. (Nasdaq:CARD) today completed the previously announced sale of Greenwald Industries, Inc. and Greenwald Intellicard, Inc. to The Eastern Company (AMEX:EML) for $22.5 million in cash. The Greenwald companies manufacture, market and distribute mechanical coin handling systems and smart card solutions for the commercial laundry industry.

         "We are pleased to have expeditiously executed the most important piece of the divestiture program we announced three months ago, which enables us to turn our full attention to leveraging our core technologies in the emerging broadband arena," said Jan-Erik Rottinghuis, PubliCARD's President and CEO.

ABOUT PUBLICARD, INC.

Headquartered in New York, NY, PubliCARD, through its Infineer subsidiary, recently repositioned itself to leverage its core competencies in patented chip technology and to focus on interactive security and conditional access in the broadband arena. The Company has partnerships with major cable component manufacturers, set-top box


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original equipment manufacturers and smart card promotion distributors, including Motorola's Broadband Communications Sector, formerly known as General Instrument Corp., and SoftCARD Systems Inc., a company owned in part by News America Marketing. More information about the Company can be found on its web site, www.infineer.com.

Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations, business and product development, time to market, the loss of market share, ability to attract and retain employees, changes in consumer buying habits and other factors over which PubliCARD has no control. For more information on the potential factors, which could affect financial results, refer to the Company's most recent SEC reports, including the Form 10-K for the year ended December 31, 1999, as amended, and the Form 10-Q for the quarter ended March 31, 2000.

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